UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 5, 2014

GUARDIAN 8 HOLDINGS
 (Exact name of registrant as specified in its charter)

Nevada	333-150954	26-0674103
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7432 E. Tierra Buena Lane, Suite 102 Scottsdale, AZ	85260
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (877) 659-6007

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 5, 2014, the Registrant’s stockholders elected Paul Hughes to serve as a member of its board of directors.

Paul Hughes is the current COO of Guardian 8 Corporation, where he previously served as a consultant for Guardian 8 Corporation from October 2010 through December of 2011 when he was hired as an officer. Prior to consulting for Guardian 8 Corporation, Hughes was providing consulting services to several other privately held companies. From March of 2006 through November of 2009, Hughes served as the Director of New Markets Development for Taser® International, Inc., a publicly traded corporation. Before joining Taser®, Mr. Hughes spent two years (2005-2006) at Global Alerts LLC, a private company in the multinational alert industry. From 2003 through 2005, Paul served as a brand manager for Smith & Wesson Holding Corporation, a publicly traded firearms manufacturer. Mr. Hughes holds a MBA in Global Management & Leadership from Arizona State University and has over 60 hours of non-lethal weapons, policies and procedures coursework at Penn State University. He completed the Entrepreneurship Development Program at M.I.T. in January 2010. Further, Paul was honorably discharged from the Marine Corps following Operations Desert Shield/Desert Storm and was decorated for actions contributing to the liberation of Kuwait.

Mr. Hughes is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 5, 2014 the Registrant held its annual meeting of stockholders. Stockholders voted on the following proposals:

1.
To elect C. Stephen Cochennet, Kathleen Hanrahan, James G. Miller, Kyle Edwards, Corey Lambrecht, Jim Nolton, Paul Hughes and William Clough to serve as directors until the next annual meeting or until their successors are elected and qualified; and

2.	To confirm the reaffirmation of L.L. Bradford & Company, LLC as independent auditors for the next year.

Each proposal was approved and each share of common stock was entitled to one vote per proposal. Only stockholders of record at the close of business on June 9, 2014, were entitled to vote. The number of outstanding shares on the record date was 40,737,560 and those shares were held by approximately 197 stockholders.

Votes on the proposals were as follows:

	Proposal	For	Against	Abstentions
1.	C. Stephen Cochennet	22,035,749	427,042	0
1.	Kathleen Hanrahan	22,307,999	152,292	2,500
1.	James G. Miller	22,055,749	404,542	2,500
1.	Kyle Edwards	22,416,636	43,655	2,500
1.	Corey Lambrecht	21,271,654	113,637	1,077,500
1.	Jim Nolton	21,271,654	113,637	1,077,500
1.	Paul Hughes	21,019,404	365,887	1,077,500
1.	William Clough	21,242,999	144,792	1,075,000
2.	Reaffirmation of L.L. Bradford & Company, LLC	22,093,569	17,696	3,801,074

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guardian 8 Holdings

By: /s/ C. Stephen Cochennet
      C. Stephen Cochennet, Chief Executive Officer

Date: August 8, 2014